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                                                                    Exhibit 3.27

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                                STATE OF VERMONT

                          OFFICE OF SECRETARY OF STATE


  I, DEBORAH L. MARKOWITZ, SECRETARY OF STATE OF THE STATE OF VERMONT, DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE COPY OF


                               CORPORATE DOCUMENTS


                                       FOR


                         CASELLA WASTE MANAGEMENT, INC.


                                                JUNE 7, 2002

                                                GIVEN UNDER MY HAND AND THE SEAL
                                                OF THE STATE OF VERMONT, AT
                                                MONTPELIER, THE STATE CAPITAL

                                                /s/ Deborah L. Markowitz


                                                DEBORAH L. MARKOWITZ
                                                SECRETARY OF STATE

[SEAL]

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                                    No. 26301

                             ARTICLES OF ASSOCIATION

                                     OF THE

                         Casella's Refuse Removal, Inc.


                                  $60 - 18298


                                STATE OF VERMONT

                           Secretary of State's Office

                                Filed May 3, 1979

                                 /s/ [ILLEGIBLE]
                            ------------------------
                                Secretary of State

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                             ARTICLES OF ASSOCIATION

The name of the corporation shall be Casella's Refuse Removal, Inc.

The initial registered agent shall be Harry R. Ryan, III, Esq.

with registered office at P.O. Box 310, Rutland, VT 05701

The operating year shall be?          Fiscal May 1-April 30
                            (Dec. 31)        (Month -- day)

The period of duration shall be (if perpetual so state) perpetual

This corporation is organized for the purpose of operating a refuse removal business and any business associated therewith or necessary thereto as well as carrying on any business or effecting any object not repugnant to the laws of the State of Vermont or any other State wherein said Casella's Refuse Removal, Inc., does business.

Here set out purposes clearly and briefly, being separate paragraphs to cover each separate purpose.

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The aggregate number of shares the corporation shall have authority to issue is

72 shares, common, with a par value of (If no par value, so state) $1,000.00

If preferred shares are provided for, state here briefly the terms of preferences. If shares are to be divided into classes or series, state here the designations, preferences, limitations, and relative rights of each class or series.


The initial board of directors shall have 2 members (must be at least 3) with the following serving as directors until their successors be elected and qualify:

     Name                                     Post Office Address

John W. Casella         P.O. Box 310,        Rutland, Vermont 05701
Douglas R. Casella      P.O. Box 310,        Rutland, Vermont 05701

Having named less that three directors I hereby state that the above-named directors are the only shareholders in the corporation.

Dated at Rutland, in the County of Rutland this 1st day of May, 1979.

     Incorporators                            Post Office Address

/s/ Douglas R. Casella               P.O. Box 310, Rutland, Vermont 05701
---------------------------
Douglas R. Casella

/s/ John W. Casella                  P.O. Box 310, Rutland, Vermont 05701
---------------------------
John W. Casella

Names must be PRINTED OR TYPED under all signatures, No.101 Acts of 1965.

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                                                                       Fee
                                                                See Reverse Side

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                                STATE OF VERMONT

                          OFFICE OF SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

                                       of

                         CASELLA'S REFUSE REMOVAL, INC.

a corporation organized and existing under the laws of the State of Vermont with its registered office at Rutland, Vermont called a meeting of the shareholders on the 23rd day of May to amend its Articles of Association as follows:

(If additional space is needed, use the reverse side)

    To change the name of the corporation to CASELLA WASTE MANAGEMENT, INC.

At the time of the meeting there were 500 shares outstanding and 500 entitled to vote (if the shares of any class are entitled to vote as a class, designate below the class and number of outstanding shares).


The number of shares voting for and against the amendment were (if the shares of any class are entitled to vote as a class, designate below the class and number of outstanding shares)

                  500 voted for
                    0 voted against

Date: June 27, 1985                                  /s/ Douglas R. Casella
                                                     ---------------------------
                                                     President or Vice President

                                                     /s/ John W. Casella
                                                     ---------------------------
                                                     Secretary
7-23-85                                                              JUL 11 1985